UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

Alliqua BioMedical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Stony Hill Road Suite 200 Yardley, PA 19067	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on January 26, 2017, Alliqua BioMedical, Inc. (the “Company”), AquaMed Technologies, Inc., a wholly owned subsidiary of the Company (the “Guarantor”), and Perceptive Credit Holdings, L.P. (“Perceptive”) entered into a Forbearance and Amendment Agreement, pursuant to which the parties agreed to certain amendments and modifications to the terms of the Credit Agreement and Guaranty, dated May 29, 2015, by and among the Company, the Guarantor and Perceptive (the “Credit Agreement”), including, among other things, an extension to the currently effective forbearance period in respect of the Company’s default of a covenant pertaining to trailing twelve-month revenue under the Credit Agreement as of both September 30, 2016, and December 31, 2016 (the “Specified Defaults”).

On March 7, 2017, the Company, the Guarantor and Perceptive entered into Amendment No.1 to Forbearance and Amendment Agreement (the “Amendment”), pursuant to which Perceptive agreed to extend the forbearance period and to forbear from exercising any rights and remedies related to the Specified Defaults until the earlier of (i) April 30, 2017, and (ii) the date when Perceptive becomes aware that any other default (other than the Specified Defaults) has occurred and is continuing (such earlier date, the “Termination Date”). Perceptive reserved the right, commencing on the Termination Date, to pursue any rights and remedies available to it under the Credit Agreement with respect to either or both of the Specified Defaults.

In connection with the entry into the Amendment, the Company and Perceptive also entered into an amendment and restatement of the warrant issued to Perceptive in connection with the closing of the Credit Agreement on May 29, 2015. The amended and restated warrant (the “Amended Warrant”) is exercisable for 2,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $0.50 (the “Exercise Price”). Perceptive will not have the right to exercise the Amended Warrant to the extent that after giving effect to such exercise, Perceptive (together with Perceptive’s affiliates) would beneficially own in excess of 9.99% of the Common Stock outstanding immediately after giving effect to such exercise.

The foregoing descriptions of the Amendment and the Amended Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment and the Amended Warrant, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the issuance of the Amended Warrant to Perceptive set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Amended Warrant offered and issued to Perceptive was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and was issued in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. Perceptive represented that it was an accredited investor (as defined by Rule 501 under the Securities Act).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Amendment No.1 to Forbearance and Amendment Agreement, dated March 7, 2017, by and among Alliqua BioMedical, Inc., AquaMed Technologies, Inc. and Perceptive Credit Holdings, LP.
10.2	Amended Warrant, dated March 7, 2017, by and between Alliqua BioMedical, Inc. and Perceptive Credit Holdings, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA BIOMEDICAL, INC.

Dated: March 13, 2017	By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer